Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com
eLoyalty Reports Fourth Quarter 2006 Results
eLoyalty Reports 26% Year over Year Increase in Services Revenue
Lake Forest, IL, February 14, 2007 — eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise Customer Relationship Management services and solutions company, today announced fourth quarter financial results for the period ended December 30, 2006.
For the fourth quarter of 2006, total revenue was $23.7 million and the net loss was $2.6 million. The net loss available to common shareholders was $0.42 per share. eLoyalty realized an “Adjusted Earnings1” loss of $0.6 million for the fourth quarter of 2006, a $0.3 million improvement over the prior year period. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings loss to operating loss, see the accompanying schedule.
The following is a summary of revenue by major component:

	Three Months Ended		Twelve Months Ended
(000’s)	12/30/2006	12/31/2005	12/30/2006	12/31/2005
Revenue:
Consulting services	$11,815	$10,818	$44,332	$46,013
Managed services	8,178	4,987	27,648	19,543

Services revenue	19,993	15,805	71,980	65,556

Product	2,577	1,896	13,579	9,710
Reimbursed expenses	1,165	897	4,269	3,742

Total revenue	$23,735	$18,598	$89,828	$79,008

Highlights
eLoyalty focuses on two emerging market niches: Behavioral Analytics™ and Cisco’s Converged IP for Contact Centers (“CIPCC”). The Company’s significant achievements in the fourth quarter of 2006 include:
•	Increased Services revenue 26% year over year

•	Grew CIPCC revenue 36% year over year

•	Increased CIPCC Managed Services Backlog[2] 20% sequentially

•	Achieved 297% year over year increase in Behavioral Analytics™ revenue

•	Closed 4 new Behavioral Analytics™ assessments

•	Completed $18 million Rights Offering

Deferred Revenue
eLoyalty deferred revenue of $1.2 million during the fourth quarter of 2006 related to Behavioral Analytics™ contracts and CIPCC multi-element contracts. The Company recognized $0.8 million of previously deferred revenue during the quarter.
As of December 30, 2006, the Company had deferred revenue of $7.6 million related to Behavioral Analytics™ contracts and CIPCC multi-element contracts. It is anticipated that $2.6 million of this deferred revenue will be recognized over the next twelve months.
Current Business Outlook
eLoyalty provides guidance for Services revenue only, as Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.
The Company’s guidance for the first quarter of 2007 is to achieve Services revenue in the range of $21.8 million to $22.8 million. The Company’s objective is to achieve the mid-point of this range, and not to exceed or fall below the range by more than 5%.
Conference Call Information
eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, February 14, 2007. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the call is completed until February 28, 2007 by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID of 6048066.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral Analytics™ and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	The term of each Managed services contract ranges from six months to five years. eLoyalty uses the term “backlog” with respect to its Managed services engagements to refer to the expected revenue to be received under the applicable contract, based on its currently contracted terms and, when applicable, currently anticipated levels of usage and performance. Actual usage and performance might be greater or less than anticipated. In general, eLoyalty’s Managed services contracts may be terminated by the customer without cause, but early termination by a customer usually requires a substantial early termination payment.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2006	2005	2006	2005

Revenue:
Services	$19,993	$15,805	$71,980	$65,556
Product	2,577	1,896	13,579	9,710

Revenue before reimbursed expenses (net revenue)	22,570	17,701	85,559	75,266
Reimbursed expenses	1,165	897	4,269	3,742

Total revenue	23,735	18,598	89,828	79,008

Operating Expenses:
Cost of services	15,740	12,636	58,604	49,477
Cost of product	2,259	1,709	10,183	7,331

Cost of revenue before reimbursed expenses	17,999	14,345	68,787	56,808
Reimbursed expenses	1,165	897	4,269	3,742

Total cost of revenue, exclusive of depreciation and amortization shown below:	19,164	15,242	73,056	60,550
Selling, general and administrative	6,567	4,889	25,328	20,385
Severance and related costs	7	—	737	411
Depreciation	667	804	2,095	5,151
Amortization of intangibles	80	106	370	532

Total operating expenses	26,485	21,041	101,586	87,029

Operating loss	(2,750)	(2,443)	(11,758)	(8,021)
Interest income (expense) and other, net	198	121	681	374

Loss before income taxes	(2,552)	(2,322)	(11,077)	(7,647)
Income tax (provision) benefit	(14)	6	(71)	17

Net loss	(2,566)	(2,316)	(11,148)	(7,630)
Dividends related to Series B preferred stock	(366)	(366)	(1,464)	(1,471)

Net loss available to common stockholders	$(2,932)	$(2,682)	$(12,612)	$(9,101)

Basic net loss per common share	$(0.42)	$(0.41)	$(1.86)	$(1.43)

Diluted net loss per common share	$(0.42)	$(0.41)	$(1.86)	$(1.43)

Shares used to calculate basic net loss per share	6,995	6,504	6,769	6,359

Shares used to calculate diluted net loss per share	6,995	6,504	6,769	6,359

Noncash compensation included in individual line items above:
Cost of services	$581	$287	$1,632	$1,154
Selling, general and administrative	825	323	2,386	1,462
Severance and related costs	—	—	—	(25)

Total noncash compensation	$1,406	$610	$4,018	$2,591

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	December 30,	December 31,
	2006	2005

ASSETS:
Current Assets:
Cash and cash equivalents	$31,645	$17,851
Restricted cash	283	524
Short-term investments	—	4,000
Receivables (net of allowances of $93 and $188)	12,816	10,801
Prepaid expenses	5,352	3,661
Other current assets	2,125	202

Total current assets	52,221	37,039
Equipment and leasehold improvements, net	4,793	3,131
Goodwill	2,643	2,643
Intangibles, net	1,034	1,181
Other long-term assets	3,877	1,234

Total assets	$64,568	$45,228

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,247	$1,974
Accrued compensation and related costs	3,479	3,102
Unearned revenue	7,435	3,576
Other current liabilities	4,420	3,046

Total current liabilities	19,581	11,698
Long-term unearned revenue	5,411	864
Other long-term liabilities	60	281

Total liabilities	25,052	12,843

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,098,369 and 4,099,968 shares issued and outstanding with a liquidation preference of $21,633 and $21,642 at December 30, 2006 and December 31, 2005, respectively	20,902	20,910

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 9,078,794 and 7,611,915 shares issued and outstanding, respectively	91	76
Additional paid-in capital	162,059	149,949
Accumulated deficit	(139,810)	(128,662)
Accumulated other comprehensive loss	(3,726)	(3,947)
Unearned compensation	—	(5,941)

Total stockholders’ equity	18,614	11,475

Total liabilities and stockholders’ equity	$64,568	$45,228

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Twelve Months Ended
	December 30,	December 31,
	2006	2005

Cash Flows from Operating Activities:
Net loss	$(11,148)	$(7,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,465	5,683
Noncash compensation	4,018	2,616
Changes in assets and liabilities, net of effect of acquisition:
Receivables	(1,977)	344
Prepaid expenses	(5,314)	(319)
Accounts payable	2,266	457
Accrued compensation and related costs	(1,962)	(1,958)
Unearned revenue	8,306	(800)
Other liabilities	1,113	(726)
Other assets	(771)	332

Net cash used in operating activities	(3,004)	(2,001)

Cash Flows from Investing Activities:
Interelate acquisition	—	7
Sale of short-term investments	4,000	3,772
Purchase of short-term investments	—	(797)
Capital expenditures and other	(3,979)	(1,509)

Net cash provided by investing activities	21	1,473

Cash Flows from Financing Activities:
Proceeds from rights offering, net	17,754	—
Decrease in restricted cash	241	174
Payment of Series B dividends	(1,464)	(1,480)
Proceeds from exercise of stock options	67	—

Net cash provided by (used in) financing activities	16,598	(1,306)

Effect of exchange rate changes on cash and cash equivalents	179	(410)

Increase (decrease) in cash and cash equivalents	13,794	(2,244)
Cash and cash equivalents, beginning of period	17,851	20,095

Cash and cash equivalents, end of period	$31,645	$17,851

Supplemental Disclosures of Cash Flow Information:
Cash refunded for income taxes, net	$—	$17

eLoyalty Corporation
CALCULATION OF ADJUSTED EARNINGS MEASURE
(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2006	2005	2006	2005

GAAP — Operating loss	$(2,750)	$(2,443)	$(11,758)	$(8,021)

Add back (reduce) the effect of:
Noncash compensation	1,406	610	4,018	2,616
Severance and related costs	7	—	737	411
Depreciation and amortization	747	910	2,465	5,683

Adjusted earnings measure — (loss) income	$(590)	$(923)	$(4,538)	$689